Exhibit 10.2

SECOND AMENDMENT
TO
BRUSH ENGINEERED MATERIALS INC.
AMENDED AND RESTATED EXECUTIVE DEFERRED COMPENSATION PLAN II

The Brush Engineered Materials Inc. Amended and Restated Executive Deferred Compensation Plan II (the “Plan”), adopted on June 29, 2008, is here by amended in the following respects effective July 28, 2009.

1. Section 2.20 of the Plan is amended and restated as follows:

2.20 Valuation Date means each day the New York Stock Exchange is open.

2. A new Section 2.21 is added to the Plan to provide as follows:

2.21 Change in Control means

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own (X) 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) without the approval of the Incumbent Board as defined in (ii) below or (Y) 35% or more of the Outstanding Voting Securities of the Company with the approval of the Incumbent Board; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii), below), (B) any acquisition by the Company or a subsidiary of the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any Person pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below, or (E) any acquisition by, or other Business Combination (as defined in (iii) below) with, a person or group of which employees of the Company or any subsidiary of the Company control a greater than 25% interest (a “MBO”) but only if at least one Participant is one of those employees of the Company or any subsidiary of the Company that are participating in the MBO; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% or 35%, as the case may be, as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or 35% or more, as the case may be, of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board” (as modified by this clause (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the ultimate beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly (X) 20% or more, if such Business Combination is approved by the Incumbent Board or (Y) 35% or more, if such Business Combination is not approved by the Incumbent Board, of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination described in clauses (A), (B) and (C) of subsection (iii), above.

3. Section 5.2 of the Plan is amended and restated as follows:

5.2 Investment Return.  Each Account shall be deemed to bear an investment return as if invested in the manner elected by the Participant from a list of investment funds from time to time determined by the Compensation Committee. The Compensation Committee may delegate to the Company’s Retirement Plan Investment Committee the duty and authority to determine the investment funds to be used for this purpose under the Plan, including the discretion to eliminate, add, or substitute investment funds from time to time. Deemed investment return under the Plan shall be determined from the date of crediting of an amount to the Participant’s Account (including deemed income thereon) through the date which is three days prior to distribution of such amount from the Account in accordance with procedures established by the Company. A Participant shall be permitted to change his investment election under the Plan for any portion or all of his Account as of any day the New York Stock Exchange is open in accordance with such rules and procedures as the Company shall establish for this purpose. The Company shall have no obligation to actually invest funds pursuant to a Participant’s elections, and if the Company does invest funds, a Participant shall have no right to any invested assets other than as a general unsecured creditor of the Company. During any period in which a Participant has not made an election relating to the investment of some portion of his Account, such as in the case of an investment fund previously selected by the Participant ceasing to be available under the Plan, the Retirement Plan Investment Committee shall determine the investment fund or funds to be used in determining investment return for that portion of his Account.

4. A new Section 7.6 is added to the Plan to provide as follows:

7.6 Provisions Effective Upon a Change in Control.  Notwithstanding the provisions of Section 7.1 and 7.2, upon a Change in Control the Administrative Committee, whether or not earlier appointed, shall consist of those three Participants from time to time having the largest Accounts under the Plan following the date on which the Change in Control occurs who consent to serve on the Administrative Committee. The Administrative Committee as so constituted shall replace any Administrative Committee earlier appointed or established pursuant to Section 7.2. The Administrative Committee shall assume the role and duties of the Plan Administrator as otherwise set forth in this Article 7. Any individual serving on the Administrative Committee shall not vote or act on any matter relating solely to himself. In the event that there are not three Participants available to serve in such capacity, the remaining Participants may appoint an independent third party administrator to serve in such capacity.

5. A new Section 7.7 is added to the Plan to provide as follows:

7.7 Legal Fees and Expenses Following Change in Control.  Following a Change in Control, in the event that the Administrative Committee should determine that the

Company has failed to comply with any of its obligations under the Plan or in the event that the Company or any other person takes or threatens to take any action to declare the Plan void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, any Participant the benefits provided or intended to be provided to the Participant under the Plan, the Company irrevocably authorizes the Administrative Committee or affected Participant, as the case may be, (the “ Claimant”) from time to time to retain counsel of Claimant’s choice, at the expense of the Company as hereafter provided, to advise and represent the Claimant in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Without respect to whether the Claimant prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by the Claimant in connection with any of the foregoing. Such payments shall be made no later than December 31 of the year following the year in the which the Claimant incurs the expenses, provided that in no event will the amount of expenses eligible for reimbursement in one year affect the amount of expenses to be reimbursed, or in-kind benefits to be provided, in any other taxable year.

6. Section 8.5 of the Plan is amended and restated as follows:

8.5 Amendment or Termination.  Subject to the provisions of Section 8.4 and 8.12, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time by action of its Board or of the Compensation Committee of its Board; provided that no prior notice to any Participant shall be required, and provided further, that no such action may deprive a Participant of his rights to receive a benefit pursuant to the Plan with respect to compensation deferred prior to such action. However, if a Change in Control occurs, notwithstanding the foregoing, during the period of three years that follows such Change in Control, no amendment, modification, suspension or termination shall be effective unless, (a) such amendment, modification, suspension, or termination is consented to by all Participants, or (b) such action is required in order to comply with Section 409A of the Code or other applicable law.

WITNESS WHEREOF, Brush Engineered Materials Inc. has caused this Amendment to be executed by its duly authorized officer this 28th day of July, 2009.

BRUSH ENGINEERED MATERIALS INC.

By:	/s/ Michael C. Hasychak
Name:     Michael C. Hasychak

Title:	Vice President, Treasurer and Secretary